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                         Exhibit 23.1
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                CONSENT OF INDEPENDENT AUDITORS

          We consent to the use of our report dated February 5, 1999, accompanying the financial statements of the Morgan Stanley Dean Witter Select Equity Trust, The Competitive Edge Best Ideas Portfolio Series 99-1, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.

                                   Deloitte & Touche LLP
                                   ----------------------
                                   Deloitte & Touche LLP



February 5, 1999
New York, New York